Exhibit 21

LIST OF THE ODP CORPORATION’S SIGNIFICANT SUBSIDIARIES

Domestic/US Subsidiaries:

Name	Jurisdiction of Incorporation
The Office Club, LLC	Delaware
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
OD International, Inc.	Delaware
Japan Office Supplies, LLC	Delaware
ODV France LLC	Delaware
OD France L.L.C.	Delaware
4Sure.com, Inc.	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
2300 South Congress LLC	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Medical Solutions, LLC	Delaware
OD Brazil Holdings, LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
eDepot, LLC	Delaware
Mapleby Holdings Merger Corporation	Delaware
Wahkiakum Gas Corporation	Delaware
Reliable Express Corporation	Delaware
OMX Timber Finance Holdings II, LLC	Delaware
OMX Timber Finance Holdings I, LLC	Delaware
OfficeMax, LLC	North Carolina
Minidoka Paper Holdings, LLC	North Carolina
Office Depot Pension Finance LLC	Delaware
OfficeMax Southern Company	Louisiana
OfficeMax Nevada Company	Nevada
OMX, Inc.	Nevada
OfficeMax North America, Inc.	Ohio
North American Card and Coupon Services, LLC	Virginia
Premium Inc.	Hawaii
6600 North Holdings, LLC	Delaware
6600 North Owner, LLC	Delaware
Office Depot Puerto Rico, LLC	Puerto Rico
OfficeMax Puerto Rico, Inc.	Puerto Rico
Complete Office, LLC	Washington
Complete Office of Wisconsin, Inc.	Wisconsin
Lincoln Merger Sub Two, LLC	Delaware
Sandia Office Supply, Inc.	New Mexico
Admiral Express, LLC	Oklahoma
Midway Office Supply, LLC	New Mexico
SOS Investments, LLC	New Mexico
Regency Office Products, LLC	North Carolina
Regency Franchise Group, LLC	North Carolina
POP Pinnacle Office Products, LLC	Texas
Chicago Regency, LLC	North Carolina
Regency Office Products of Missouri, LLC	Delaware
Garvey’s Office Products, Inc.	Illinois
Perimeter Office Products, Inc.	Georgia
Bertelson Brothers, Inc.	Minnesota

ZerBee, LLC	Minnesota
Trio Supply Company	Minnesota
COS Business Products & Interiors, Inc.	Tennessee
Americas Office Source, Inc.	Florida
Discount Office Items, Inc.	Wisconsin
Office Essentials Inc.	Missouri
Veyer, LLC (fka Office Depot Logistics, Inc.)	Delaware
Veyer Logistics, LLC	Delaware
Office Depot, LLC	Delaware
ODP Investment, LLC	Delaware
ODP Business Solutions, LLC	Delaware
ODP Business Solutions Holdings, LLC	Delaware
ODP International, LLC	Delaware
ODP International Holdings, LLC	Delaware
Federation HoldCo, LLC	Delaware
Varis, Inc.	Delaware
Varis Holding, LLC	Delaware
BuyerQuest, Inc.	Ohio
BuyerQuest Holdings, Inc.	Delaware
BizMart, Inc.	Delaware
BizMart (Texas), Inc.	Delaware
Gateway Printing & Office Supply, Inc.	Texas

Foreign Subsidiaries of the Company:

Name	Jurisdiction of Incorporation
Clearfield Insurance Limited	Bermuda
Grand & Toy Limited	Canada (Ontario)
AsiaEC.com Limited	Cayman Islands
Office Depot Merchandising (Shenzhen) Co. Ltd.	China
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd	Hong Kong
OM Luxembourg Holdings S.à r.l.	Luxembourg
Guilbert UK Pension Trustees Ltd	United Kingdom
Office Depot UK Pension Sponsor Limited	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include The ODP Corporation